FREEPORT-McMoRan RESOURCE PARTNERS
       REPORTS FOURTH-QUARTER AND YEAR-END 1995 RESULTS



  HIGHLIGHTS
  - Higher phosphate fertilizer prices result in improved cash margins yielding a 77% improvement in net income compared to the year ago quarter.
  - Phosphate fertilizer sales volumes reflect strong export and strengthened domestic demand despite certain weather-related shipping delays at year-end.
  - The significant fertilizer supply agreement reached with China for 1996 sales leads continued favorable developments in the international market.
  - Diammonium phosphate (DAP) domestic market outlook continues to be favorable with corn acreage plantings expected to increase by 13%.
  - Animal feed business acquired; positive contribution to income and cash flow.
  - Sulphur production at the Main Pass and Culberson mines remains strong.
  - Recompletion and drilling increase proved oil reserves and production flow rates at Main Pass.
  - Fourth-quarter cash distributions to public unitholders set at $0.625 per unit exceeding the preference amount.


                                Fourth Quarter          Twelve Months
                           _______________________  ______________________
                            1995           1994       1995         1994
                           ___________ ___________  __________ ____________
                               (In thousands, exept per unit amounts)
                           _________________________________________________

  Revenues...............   $264,736    $209,282     $995,112     $765,278
  Operating income.......     56,269<F1>  36,333<F2>  194,625<F1>  120,618<F2>
  Net income.............     47,315<F1>  26,756<F2>  161,408<F1>   83,966<F2>
  Net income per unit....       0.46<F1>    0.26<F2>     1.56<F1>     0.81<F2>
  Average units
    outstanding..........    103,466     103,639      103,487      103,683



<F1> Includes a charge of  $2.6 million ($0.02 per unit) and
     $15.3 million ($0.15 per unit) for the fourth quarter and twelve-month period, respectively, for stock option costs resulting from the rise in FTX's common stock price during the periods and a $2.8 million charge ($0.03 per unit) for an early retirement program.
<F2> Includes a charge of $3.7 million ($0.04 per unit)  and
     $10.9 million ($0.11 per unit) for the fourth quarter and twelve-month period, respectively, for certain remediation costs and other miscellaneous charges.

     NEW ORLEANS,  LA,  January 23, 1996 -- Freeport-McMoRan

  Resource  Partners,  Limited  Partnership  (NYSE:FRP),  an

  affiliate of Freeport-McMoRan  Inc.  (NYSE:FTX),  reported fourth-quarter  1995 net income of $47,315,000, $0.46  per unit, compared with  net  income of $26,756,000, $0.26 per unit, a year ago.  For the  twelve  months  ended December

  31,  1995, FRP reported net income of $161,408,000,  $1.56 per unit,  compared  with net income of $83,966,000, $0.81 per unit, a year ago.

     Excluding charges for  stock  option  costs,  an  early

  retirement  program  and  certain  remediation  costs, net income  for  the  fourth  quarter of 1995 would have  been

  $52.7 million ($0.51 per unit),  a  73%  increase from the fourth quarter of 1994.  The following factors contributed to the difference between the quarterly periods:

     Improved  Phosphate Fertilizer Prices, Higher  Margins.

     Average realized  phosphate  fertilizer  prices for the

     fourth quarter of 1995 increased approximately 20% from

     year  ago  levels  resulting in improved margins.   The

     improvement was primarily  the  result of record export

     demand and positive developments  in  domestic markets.

     Fertilizer prices continued to rise during  the  fourth

     quarter  and  are  expected to remain firm for the near

     term,  as the increased  global  demand  for  phosphate

     fertilizers  comes at a time when domestic industrywide

     operating rates  are  above  100% and at record levels.

     Domestic  phosphate  fertilizer   producer  inventories

     remain below normal, despite shipping  delays  at  year

     end.

     Higher  Sales  Volumes.  FRP's sales of 875,800 tons of

     phosphate fertilizer products were higher than year-ago

     sales  volumes  and   exceeded   expectations   due  to

     continued  excellent  export demand and strong domestic

     sales.  Sales volumes would  have  been  greater except

     certain  weather-related  shipping  delays at  year-end

     deferred the sale of approximately 40,000  tons  of DAP

     into  the  first  quarter  of  1996.   Because domestic

     season-ending stocks of corn and wheat are projected to

     be  at their lowest level in 20 years, domestic  demand

     should  benefit this spring with an expected 13 percent

     increase  in  planted  corn acreage.  Leading continued

     favorable  development  in  the  international  market,

     FRP's IMC-Agrico Company affiliate reached an agreement

     with China providing for  monthly  shipments  of DAP at

     market-related   prices   at   the   time  of  shipment

     throughout 1996.

     Animal  Feed  Business  Acquired.   During  the  fourth

     quarter,   IMC-Agrico  completed  the  acquisition   of

     Mallinckrodt   Inc.'s   animal   feed   business  which

     contributed to income and cash flow for the quarter.

     Higher  Rock  Prices,  Lower  Volumes.  Phosphate  rock

     prices  were higher while volumes  were  lower  in  the

     fourth quarter  of 1995 compared to earlier periods due

     to the expiration of a substantial sales contract which

     was priced on a cost-plus  formula.   As  a result, the

     fourth  quarter  average  rock  sales  price  increased

     approximately  20% and net income was not significantly

     affected.

     Higher  Sulphur  Production.   Sulphur  production  and

     operations  at FRP's  Main  Pass  and  Culberson  mines

     performed strongly  during  the  quarter  and unit cash

     production   costs   remained   lower  than  previously

     estimated,  reflecting operating efficiencies  achieved

     earlier in 1995.  Since FRP acquired the Culberson mine

     in January 1995,  production  has  been  maintained  at

     levels 25% higher than in the fourth quarter of 1994.

     Higher  Oil  Production.   Oil  production at Main Pass

     averaged 11,900 barrels per day for the fourth quarter,

     higher   than  previously  expected  because   of   the

     recompletion   and   drilling  of  several  wells  that

     resulted in substantial  flow from the G-Sand zone.  As

     a  result,  proved  oil  reserves   were  increased  by

     approximately 4.9 million barrels (1.7 million barrels,

     net  to FRP).  Oil production in 1996  is  expected  to

     approximate  1995  levels.   On  an annual basis, price

     realization in 1995 was $2.08 per barrel higher than in

     1994.

  DISTRIBUTABLE CASH

  Distributable cash for the fourth quarter  was  sufficient to  provide for a distribution of $0.625 per public  unit,

  or $31.3 million, and $0.6735 per general partnership unit owned  by  FTX, or $35.9 million.  FTX's total unpaid cash distributions  were  reduced  by  $2.6  million  to $379.9 million,  which  FTX  will  be entitled to receive in  the future from a portion of the  quarterly distributable cash after payments of $0.60 per unit  to all unitholders.  The fourth-quarter FRP distributable cash calculation included

  $64.3  million  attributable to IMC-Agrico  joint  venture operating activities.

     FRP is engaged  in the production and sale of phosphate

  fertilizers and animal  feed  ingredients  as  well as the mining  and  sale  of  phosphate  rock  through IMC-Agrico

  Company;    the    mining,    purchase,    transportation,

  terminalling and marketing of sulphur, and the  production of related oil reserves.

     FRP has eliminated the practice of printing and mailing

  glossy quarterly reports.  In lieu of that, a copy of this press release is available by calling 1-800-469-1254.

          FREEPORT-McMoRan RESOURCE PARTNERS, LIMITED PARTNERSHIP
                           OPERATING HIGHLIGHTS

                                    Fourth Quarter         Twelve Months
                                 ___________________    ___________________
                                   1995       1994        1995       1994
                                 ___________ _________  __________ _________
 Phosphate fertilizers -
   primarily diammonium
   phosphate (DAP)
 Sales (short tons)<F1>  . . .     875,800    824,500  3,427,700   3,193,400
 Average realized price<F2>
    All phosphate
    fertilizers. . . . . . . .     $180.44    $151.23    $169.07     $144.13
    DAP  . . . . . . . . . . .      189.08     156.48     175.11      149.32
 Phosphate rock
 Sales (short tons)<F1> . . . .      858,700  1,300,300  4,470,400   4,373,400
 Average realized price<F2> . .       $25.04     $20.87     $22.53      $21.38
 Sulphur
     Sales (long tons)<F3>. . .      765,100    501,300  3,049,700   2,087,800
 Oil
     Sales (barrels). . . . . .       531,200    680,700  2,217,600   2,533,700
     Average realized price . .        $15.68     $14.82     $15.82      $13.74


<F1> Reflects FRP's 45.1 percent and 46.5 percent share of IMC-Agrico assets for the years ended June 30, 1995 and 1994, respectively, while FRP received 55 percent and 58.6 percent of the cash flow generated during such periods. FRP's share of IMC-Agrico assets for the year ended June 30, 1996 is 43.6 percent, while it will receive 53.1 percent of the cash flow.

<F2>  Represents average realization f.o.b. plant/mine.

<F3>  Includes internal consumption totalling 198,700 tons  and 175,400 tons for the fourth quarter of 1995 and 1994, respectively, and 754,400 tons and 739,900 tons for the twelve-month period of 1995 and 1994, respectively.

            FREEPORT-McMoRan RESOURCE PARTNERS, LIMITED PARTNERSHIP
                       STATEMENTS OF INCOME (Unaudited)

                                Three Months Ended        Years Ended
                                   December 31,          December 31,
                              ______________________ _____________________
                                 1995       1994        1995       1994
                              ___________ ___________ __________ _________
                                (In Thousands, Except Per Unit Amounts)

Revenues  . . . . . . . . . .   $264,736   $209,282   $ 995,112  $  765,278
Cost of sales:
Production and delivery . . .    178,407    143,810<F1> 687,541     547,297<F1>
Depreciation and
  amortization<F2> . . . . . .    13,385     18,368      44,830      52,344
                                ___________ __________ ___________ __________
    Total cost of sales  . . .   191,792    162,178     732,371     599,641
General and administrative
    expenses . . . . . . . . .    16,675<F3> 10,771     68,116<F3>   45,019
                                ___________ __________ ___________ __________
    Total costs and expenses .    208,467    172,949    800,487     644,660
                                ___________ __________ ___________ __________
Operating income  . . . . . .      56,269     36,333    194,625     120,618
Interest expense, net . . . .      (8,057)    (9,410)   (31,518)    (33,519)
Other income (expense), net .        (897)      (167)    (1,699)     (3,133)
Net income  . . . . . . . . .    $ 47,315   $ 26,758   $161,408   $  83,966
                                 ========== =========== =========== ==========
Net income per unit . . . . .        $.46       $.26      $1.56        $.81
                                     =====     =====      =====        ====
Average units outstanding . .     103,466    103,639    103,487     103,683
                                 ========== =========== =========== ==========
Distributions paid per
 publicly held unit . . . .          $.60       $.60     $2.415       $2.40
                                     =====      =====    ======       ======

<F1> Includes a charge of $3.7 million ($0.04 per unit) and $10.9 million
     ($0.11 per unit) for the fourth quarter and twelve-month period of 1994, respectively, for certain remediation costs and other miscellaneous charges.

<F2> Includes a reduction of $4.2 million and $0.9 million for the fourth quarter of 1995 and 1994, respectively, and $26.3 million and $15.8 million for the twelve-month period of 1995 and 1994, respectively, caused by FRP's disproportionate interest in IMC-Agrico cash distributions.

<F3> Includes a charge of $2.6 million ($0.02 per unit) and $15.3 million
     ($0.15 per unit) for the fourth quarter and twelve-month period of 1995, respectively, for stock option costs resulting from the rise in FTX's common stock price during the periods and a $2.8 million charge ($0.03 per unit) for an early retirement program.

          FREEPORT-McMoRan RESOURCE PARTNERS, LIMITED PARTNERSHIP
                    CONDENSED BALANCE SHEETS (Unaudited)


                                                          December 31,
                                                      ____________________
                                                       1995        1994
                                                      __________ _________
                                                         (In Thousands)
ASSETS
Current assets:
Cash and short-term investments . . . . . . . . . .   $   22,508  $    9,859
Accounts receivable . . . . . . . . . . . . . . . .       81,101      58,265
Inventories . . . . . . . . . . . . . . . . . . . .      119,010     109,677
Prepaid expenses and other  . . . . . . . . . . . .        3,692       1,350
                                                     ____________ ___________
   Total current assets . . . . . . . . . . . . . .      226,311     179,151
Property, plant and equipment, net  . . . . . . . .      949,131     910,469
Other assets  . . . . . . . . . . . . . . . . . . .       53,663      57,311
                                                     ____________ ___________
Total assets  . . . . . . . . . . . . . . . . . . .   $1,229,105  $1,146,931
                                                     ============= ==========
LIABILITIES AND PARTNERS' CAPITAL
Accounts payable and accrued liabilities  . . . . .   $  127,020  $   84,888
Long-term debt, less current portion  . . . . . . .      384,241     368,637
Reclamation and mine shutdown reserves  . . . . . .      112,788      96,445
Accrued postretirement benefits and other
 liabilities  . . . . . . . . . . . . . . . . . . .      200,590     149,301
Partners' capital . . . . . . . . . . . . . . . . .      404,466     447,660
                                                      ____________ __________
Total liabilities and partners' capital . . . . . .   $1,229,105  $1,146,931
                                                      ============ ==========

          FREEPORT-McMoRan RESOURCE PARTNERS, LIMITED PARTNERSHIP
                  STATEMENTS OF CASH FLOW (Unaudited)


                                                  Years Ended December 31,
                                                  _________________________
                                                      1995         1994
                                                  _____________ ____________
                                                        (In Thousands)
Cash flow from operating activities:
Net income  . . . . . . . . . . . . . . . . . . .   $  161,408   $   83,966
Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation and amortization  . . . . . . . .       44,830       52,344
   Cash distribution from IMC-Agrico in excess of
    interest in capital . . . . . . . . . . . . .       40,835       43,293
   Reclamation and mine shutdown expenditures . .      (10,545)      (9,827)
   (Increase) decrease in working capital, net of
      effect of acquisitions:
      Accounts receivable . . . . . . . . . . . .      (13,252)       3,531
      Inventories . . . . . . . . . . . . . . . .        4,471       20,522
      Prepaid expenses and other  . . . . . . . .       (2,413)         679
      Accounts payable and accrued liabilities  .       39,630       14,688
   Other  . . . . . . . . . . . . . . . . . . . .       19,980       12,244
                                                  _____________ ____________
Net cash provided by operating activities . . . .      284,944      221,430
                                                  _____________ ____________
Cash flow from investing activities:
Capital expenditures  . . . . . . . . . . . . . .      (39,485)     (29,681)
Mallinckrodt purchase . . . . . . . . . . . . . .      (46,200)        ---
Sale of assets  . . . . . . . . . . . . . . . . .          375       44,774
Other . . . . . . . . . . . . . . . . . . . . . .        1,531          530
                                                  _____________ ____________
Net cash provided by (used in) investing
  activities. . . . . . . . . . . . . . . . . . .      (83,779)      15,623
                                                  _____________ ____________
Cash flow from financing activities:
Distributions to partners . . . . . . . . . . . .     (202,541)    (127,368)
Proceeds from debt  . . . . . . . . . . . . . . .    2,137,343       89,629
Repayment of debt . . . . . . . . . . . . . . . .   (2,121,257)    (358,686)
Purchase of Partnership units . . . . . . . . . .       (2,061)      (1,342)
Proceeds from sale of 8-3/4% Senior subordinated
 notes. . . . . . . . . . . . . . . . . . . . . .         ---       146,125
                                                   _____________ ____________
Net cash used in financing activities . . . . . .     (188,516)    (251,642)
                                                   _____________ ____________
Net increase (decrease) in cash and short-term
 investments. . . . . . . . . . . . . . . . . . .       12,649      (14,589)
Cash and short-term investments at beginning of
  year. . . . . . . . . . . . . . . . . . . . . .        9,859       24,448
                                                   _____________ ____________
Cash and short-term investments at end of year  .   $   22,508   $    9,859
                                                   ============= ============